PROXY
                                 READICARE, INC.


   This Proxy is solicited on behalf of the Board of Directors of ReadiCare, Inc. The undersigned hereby appoints Dennis G. Danko or Steve E. Busby, and each of them, proxies, each with full powers of substitution, to vote the shares of Common Stock, par value $.01 per share, of ReadiCare, Inc. ("ReadiCare") which the undersigned could vote if personally present at the Special Meeting of Stockholders of ReadiCare to be held at The Center Club, 650 Town Center Drive, Costa Mesa, California, on November 26, 1996 at 10:00 a.m. Pacific Time, and any adjournment thereof. This Proxy, when properly executed, will be voted in the matter directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Item 1. Any stockholder who wishes to withhold the discretionary authority referred to in Item 2 above should mark a line through the entire Item.


                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

   1. Approval and adoption of a Plan and Agreement of Merger, dated as of September 11, 1996, attached as Annex A to the Prospectus-Proxy Statement that has been transmitted in connection with the Special Meeting, pursuant to which Warwick Acquisition Corporation, a wholly-owned subsidiary of HEALTHSOUTH Corporation ("HEALTHSOUTH"), will merge with and into ReadiCare, and stockholders of ReadiCare will receive a specified fraction of a share of HEALTHSOUTH Common Stock for each share of ReadiCare Common Stock surrendered for exchange, all as described in said Prospectus-Proxy Statement.

                    FOR         AGAINST           ABSTAIN

                    [ ]           [ ]               [ ]

   2. In their discretion to act upon any matters incidental to the foregoing and such other business as may properly come before the Special Meeting or any adjournment thereof.


   The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Prospectus-Proxy Statement, each dated October 25, 1996, furnished herewith.

                                           Dated:
                                                 -------------------------------
                                           Signature(s)

                                                 -------------------------------

                                                 -------------------------------
                                           (Please  sign exactly and as fully as
                                           your  name   appears  on  your  stock
                                           certificate.   If  shares   are  held
                                           jointly,   each  stockholder   should
                                           sign.)